Exhibit 99.1

Sigma Labs Announces Reverse Stock Split to Regain Nasdaq Compliance

SANTA FE, NM – February 27, 2020 – Sigma Labs, Inc. (NASDAQ: SGLB) (“Sigma Labs” or the “Company”), a leading developer of quality assurance software for the commercial 3D printing industry, will effect a one-for-ten reverse stock split of its outstanding common stock to regain compliance with the minimum $1.00 bid price per share requirement of Nasdaq Listing Rule 5550(a)(2).

The Company’s common stock will begin trading on the Nasdaq Capital Market on a split adjusted basis when the market opens on Friday, February 28, 2020 and will continue to trade under the symbol “SGLB.” The new CUSIP number for the common stock following the reverse stock split will be 826598500. The number of shares of common stock that Sigma Labs is authorized to issue will correspondingly decrease from 22,500,000 shares to 2,250,000 shares.

The reverse stock split uniformly affects all issued and outstanding shares of the Company’s common stock and will not alter any stockholder’s percentage ownership interest in the Company, except to the extent that the reverse stock split results in fractional interests. No fractional shares will be issued in connection with the reverse stock split. Stockholders will be issued one whole share of common stock in exchange for any fractional interest that such stockholder would have otherwise received as a result of the reverse stock split. The par value of the Company’s common stock will remain unchanged at $0.001 per share after the reverse stock split.

The reverse stock split will reduce the number of shares of common stock issued and outstanding from 14,500,823 shares to 1,450,083 shares, plus any shares to be issued in exchange for fractional interests. The reverse stock split proportionately affects the number of shares of common stock available for issuance under the Company’s equity incentive plans. All options, warrants, shares issuable upon conversion of the Company’s preferred stock and stock awards of the Company outstanding immediately prior to the reverse stock split will be adjusted in accordance with their terms.

The Company’s transfer agent, Issuer Direct Corporation, is acting as the exchange agent for the reverse stock split. Issuer Direct Corporation will provide instructions to stockholders of record regarding the exchange of stock certificates, as applicable, but such exchange is not required. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares. Shareholders with questions may contact the Company’s transfer agent by calling 801-272-9294.

About Sigma Labs

Sigma Labs, Inc. (NASDAQ: SGLB) is a leading provider of quality assurance software to the commercial 3D printing industry under the PrintRite3D® brand. Founded in 2010, Sigma is a software company that specializes in the development and commercialization of real-time computer aided inspection (CAI) solutions known as PrintRite3D® for 3D advanced manufacturing technologies. Sigma Labs’ advanced computer-aided software product revolutionizes commercial additive manufacturing, enabling non-destructive quality assurance mid-production, uniquely allowing errors to be corrected in real-time. For more information, please visit www.sigmalabsinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K (including but not limited to the discussion under “Risk Factors” therein) filed with the SEC on April 1, 2019 and which may be viewed at www.sec.gov.

Contacts:

Media Contact:

Julia Wakefield

Vice President

Rubenstein Public Relations

212-805-3021

jwakefield@rubensteinpr.com

www.rubensteinpr.com

Investor Contact:

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

SGLB@mzgroup.us

www.mzgroup.us